                                                                     EXHIBIT 2.1

================================================================================




                         AGREEMENT AND PLAN OF MERGER

                                     among

                                DOCUCORP, INC.
                           (a Delaware corporation),

                               ISI MERGER CORP.
                            (a Texas corporation),

                          FORMMAKER ACQUISITION CORP.
                           (a Georgia corporation),

                              IMAGE SCIENCES, INC.
                             (a Texas corporation)

                                      and

                           FORMMAKER SOFTWARE, INC.
                            (a Georgia corporation)




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

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page
-------                                                                    ----
1.    Definitions............................................................ 2

2.    Plan of Merger........................................................ 12
      2.1   Surviving Corporation........................................... 12
      2.2   Effective Time.................................................. 13
      2.3   Effects of the Merger........................................... 13
      2.4   Name of the Surviving Texas Corporation and the Surviving
            Georgia Corporation; Articles of Incorporation and Bylaws....... 13
      2.5   Directors and Officers.......................................... 13
      2.6   Conversion of Image Sciences Securities......................... 13
      2.7   Conversion of FormMaker Securities.............................. 14
      2.8   Capital Stock of Texas Sub and Georgia Sub...................... 16
      2.9   Approval by Shareholders........................................ 16
      2.10  Merger Closing.................................................. 16
      2.11  Dissenting Shares............................................... 16
      2.12  Exchange of Converted Shares, Image Sciences Options, FormMaker
            Options and FormMaker Warrants.................................. 17
      2.13  No Further Transfer of Shares................................... 18

3.    Closing............................................................... 19
      3.1   Location, Date.................................................. 19
      3.2   Deliveries...................................................... 19

4.    Representations and Warranties of Image Sciences...................... 19
      4.1   Corporate Status................................................ 19
      4.2   Authorization................................................... 19
      4.3   Consents and Approvals.......................................... 20
      4.4   Capitalization and Stock Ownership.............................. 20
      4.5   Financial Statements............................................ 20
      4.6   Title to Assets and Related Matters............................. 21
      4.7   Real Property................................................... 21
      4.8   Certain Personal Property....................................... 22
      4.9   Non-Real Estate Leases.......................................... 22
      4.10  Accounts Receivable............................................. 22
      4.11  Inventory....................................................... 22
      4.12  Liabilities..................................................... 23
      4.13  Taxes........................................................... 23


      4.14  Subsidiaries.................................................... 23
      4.15  Legal Proceedings and Compliance with Law....................... 23
      4.16  Contracts....................................................... 24
      4.17  Insurance....................................................... 25
      4.18  Intellectual Property and Software Products..................... 25
      4.19  Employee Relations.............................................. 27
      4.20  ERISA........................................................... 27
      4.21  Corporate Records............................................... 29
      4.22  Absence of Certain Changes...................................... 29
      4.23  Previous Sales; Warranties...................................... 30
      4.24  Customers....................................................... 30
      4.25  Finder's Fees................................................... 30
      4.26  Additional Information.......................................... 30
      4.27  Accuracy of Information......................................... 31
      4.28  Hart-Scott-Rodino Act........................................... 31

5.    Representations and Warranties of FormMaker........................... 31
      5.1   Corporate Status................................................ 31
      5.2   Authorization................................................... 31
      5.3   Consents and Approvals.......................................... 32
      5.4   Capitalization and Stock Ownership.............................. 32
      5.5   Financial Statements............................................ 33
      5.6   No Company, Texas Sub or Georgia Sub Assets, Liabilities or
            Business........................................................ 34
      5.7   Title to Assets and Related Matters............................. 34
      5.8   Real Property................................................... 35
      5.9   Certain Personal Property....................................... 35
      5.10  Non-Real Estate Leases.......................................... 35
      5.11  Accounts Receivable............................................. 36
      5.12  Inventory....................................................... 36
      5.13  Liabilities..................................................... 36
      5.14  Taxes........................................................... 36
      5.15  Subsidiaries.................................................... 36
      5.16  Legal Proceedings and Compliance with Law....................... 37
      5.18  Insurance....................................................... 39
      5.19  Intellectual Property and Software Products..................... 39
      5.20  Employee Relations.............................................. 40
      5.21  ERISA........................................................... 41
      5.22  Corporate Records............................................... 43
      5.23  Absence of Certain Changes...................................... 43
      5.24  Previous Sales; Warranties...................................... 44
      5.25  Customers....................................................... 44


      5.26  Finder's Fees................................................... 44
      5.27  Additional Information.......................................... 44
      5.28  Accuracy of Information......................................... 44
      5.29  Hart-Scott-Rodino Act........................................... 45

6.    Joint Covenants....................................................... 45
      6.1   Registration Statement.......................................... 45
      6.2   Financial Statements............................................ 46
      6.3   Due Diligence................................................... 46

7.    Covenants of FormMaker and the Company................................ 46
      7.1   Fulfillment of Closing Conditions............................... 46
      7.2   Conduct of the Business......................................... 47
      7.3   Access to Information........................................... 47
      7.4   No Solicitation................................................. 47
      7.5   The FormMaker Special Meeting................................... 48
      7.6   Rule 145 Affiliates............................................. 48
      7.7   Stock Option Plan............................................... 48
      7.8   Expenses........................................................ 48
      7.9   Indemnification................................................. 48
      7.10  New Bank Loan................................................... 49
      7.11  Related Parties................................................. 49

8.    Covenants of Image Sciences........................................... 49
      8.1  Fulfillment of Closing Conditions................................ 49
      8.2  Conduct of the Business.......................................... 49
      8.3  Access to Information............................................ 50
      8.4  No Solicitation.................................................. 50
      8.5  Image Sciences Special Meeting................................... 50
      8.6  Rule 145 Affiliates.............................................. 50
      8.7  Expenses......................................................... 51
      8.8  Image Sciences Closing Transactions.............................. 51

9.    Conditions Precedent to Obligations of All Parties.................... 51
      9.1  Legality......................................................... 51
      9.2  Registration Statement........................................... 51
      9.3  Merger........................................................... 51
      9.4  Approval by Shareholders......................................... 51
      9.5  Appointment of Directors and Officers............................ 52
      9.6  Administrative Services Agreements............................... 52


10.   Conditions Precedent to Obligations of Image Sciences................. 52
      10.1  Representations and Warranties.................................. 52
      10.2  Agreements, Conditions and Covenants............................ 52
      10.3  Certificates.................................................... 52
      10.4  Financial Performance........................................... 52
      10.5  Required Consents............................................... 52
      10.6  Ancillary Documents............................................. 53
      10.7  Legal Opinion................................................... 53

11.   Conditions Precedent to Obligations of FormMaker...................... 53
      11.1  Representations and Warranties.................................. 53
      11.2  Agreements, Conditions and Covenants............................ 53
      11.3  Certificates.................................................... 53
      11.4  Financial Performance........................................... 53
      11.5  Required Consents............................................... 53
      11.6  Ancillary Documents............................................. 53
      11.7  Legal Opinion................................................... 54

12.   Termination........................................................... 54

13.   Survival of Representations, Warranties and Covenants................. 56

14.   Public Announcements.................................................. 56

15.   Contents of Agreement................................................. 56

16.   Amendment, Parties in Interest, Assignment, Etc....................... 56

17.   Interpretation........................................................ 56

18.   Notices............................................................... 57

19.   Governing Law; Venue.................................................. 58

20.   Counterparts.......................................................... 58

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made as of January 15, 1997 by and among DocuCorp, Inc., a Delaware corporation (the "Company"), ISI Merger Corp., a Texas corporation and a wholly-owned subsidiary of the Company (the "Texas Sub"), FormMaker Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of the Company (the "Georgia Sub"), Image Sciences, Inc., a Texas corporation ("Image Sciences"), and FormMaker Software, Inc., a Georgia corporation ("FormMaker"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.


                                   Background
                                   ----------

     This Agreement sets forth the terms and conditions under which (a) the Texas Sub will merge with and into Image Sciences and (b) the Georgia Sub will merge with and into FormMaker (collectively, the "Merger").

     The Parties intend that, upon completion of the Transactions (defined below), (a) Image Sciences will be a wholly-owned subsidiary of the Company, (b) FormMaker will be a wholly-owned subsidiary of the Company and (c) for federal income tax purposes, the Merger shall constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the conversion of shares of capital stock of FormMaker and Image Sciences into shares of stock of the Company.

     Contemporaneously with the execution of this Agreement, Xerox Corporation, a New York corporation ("Xerox"), Michael D. Andereck, an individual, Joe A. Rose, an individual, Samuel M. Wilkes, an individual, Arthur R. Spector, an individual, Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard Delaware"), Technology Leaders II L.P., a Delaware limited partnership ("TL II"), and Technology Leaders II Offshore C.V., a Netherlands Antilles limited partnership ("TL Offshore," and together with Safeguard Delaware and TL II, the "SG/TL Stockholders"), shall have entered into Voting and Lockup Agreements with respect to shares they hold in Image Sciences or FormMaker, as the case may be, providing for, among other things, the voting of such shares in favor of the Merger (the "Voting Agreements").

     Contemporaneously with the execution of this Agreement, Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), the SG/TL Stockholders and the Company are entering into an agreement (the "Liquidity Agreement") in which (i) Safeguard covenants to use commercially reasonable efforts to conduct a Qualified Rights Offering (defined below) by September 30, 1997, (ii) the SG/TL Stockholders agree to purchase a certain number of shares of Company Class A Common Stock (defined below) and to guarantee the New Bank Loan of the Company or to continue to guarantee an existing line of credit of FormMaker and (iii) the Company grants to the SG/TL

Stockholders certain warrants to purchase securities of the Company. A "Qualified Rights Offering" means a bona fide, stand-by commitment for an underwritten public offering by JP Morgan & Co. or Hambrecht & Quist LLC, or a nationally recognized investment bank of similar stature, or Tucker Anthony Incorporated if such first named investment banks are not available, of Company Rights (defined below) in which the managing underwriter values the equity of the Company immediately prior to the offering, at $62.1 million or more (subject to increase based upon equity issuances by the Company other than as contemplated hereby or by the Liquidity Agreement).

     Contemporaneously with the execution of this Agreement, the Company has entered into employment agreements with Michael D. Andereck and Samuel M. Wilkes (the "Employment Agreements").

                                  Witnesseth
                                  ----------

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

 1.  Definitions
     -----------

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Accounts Receivable" mean as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the Assets of Image Sciences or FormMaker, as indicated by the context in which used.

     "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

     "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

     "Acquisition Proposal" is defined in Section 7.4.

     "Articles of Merger" is defined in Section 2.2.

     "Assets" means with respect to a particular Party all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent Financial Statements, that are owned or possessed by such Party.

     "Balance Sheet Date" is defined in Section 4.5.

     "Benefit Plan" means (i) as to employees employed in the US, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and (z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the US, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, but any such plan, program or arrangement specified in clauses (i) or (ii) shall be included in this definition only to the extent that it shall have existed, or any employee shall have had any rights thereunder, within the three years immediately prior to the date hereof.

     "Business" means with respect to a particular Party its entire business, operations and facilities.

     "Certificates" is defined in Section 2.12.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Common Shares" means the shares of Company Class A Common Stock to be issued pursuant to Section 2 to the FormMaker Shareholders and the shares of Company Class B Common Stock to be issued pursuant to Section 2 to the Image Sciences Shareholders.

     "Closing Date" is defined in Section 3.1.

     "Code" is defined above in the Background.

     "Common Controlled Entity" is defined in Section 4.20(d).

     "Common Stock Dividend" means the cash dividend to holders of Image Sciences Common Stock as part of the Image Sciences Closing Transactions.

     "Company" is defined above in the preamble.

     "Company Certificate of Incorporation" means the certificate of incorporation of DocuCorp, Inc.

     "Company Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

     "Company Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

     "Company Options" means options to purchase Company Class A Common Stock or Company Class B Common Stock, as the case may be.

     "Company Rights" means rights to purchase not more than 3,000,000 but not less than 2,000,000 shares of Company Class A Common Stock pursuant to a Qualified Rights Offering.

     "Company Securities" means the Company Class A Common Stock, the Company Class B Common Stock, the Company Warrants and the Company Options.

     "Company Warrants" means warrants to purchase Company Class A Common Stock.

     "Confidential Information" means any confidential information or trade secrets of Image Sciences or FormMaker, as indicated by the context in which used, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

     "Confidentiality Agreement" is defined in Section 4.18(e).

     "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

     "Converted Shares" is defined in Section 2.6(a).

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Corporate Party" is defined in Section 6.1(a).

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a payment obligation for material damages, penalties or otherwise.

     "Disclosure Schedules" means the Image Sciences Disclosure Schedule and the FormMaker Disclosure Schedule, as indicated by the context in which used.

     "Dissenting Shares" is defined in Section 2.11.

     "Distributor Licenses" is defined in Section 4.18.

     "Effective Time" is defined in Section 2.2.

     "Employment Agreements" is defined above in the Background.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, except for Permitted Encumbrances.

     "End-User Licenses" is defined in Section 4.18.

     "Environmental Law" means all Laws and Court Orders relating to Hazardous Substances, pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FormMaker" is defined above in the preamble.

     "FormMaker Balance Sheet" is defined in Section 5.5.

     "FormMaker Common Stock" means the common stock, par value $0.01 per share, of FormMaker.

     "FormMaker Companies" means FormMaker and MicroDynamics.

     "FormMaker Companies Assets" means the Assets of FormMaker and
MicroDynamics.

     "FormMaker Companies Business" means the Business of FormMaker and MicroDynamics.

     "FormMaker Companies Environmental Condition" is defined in Section
5.16(b).

     "FormMaker Companies Non-Real Estate Leases" is defined in Section 5.10.

     "FormMaker Companies Real Estate Leases" is defined in Section 5.8.

     "FormMaker Companies Real Property" is defined in Section 5.8.

     "FormMaker Companies Software Products" is defined in Section 5.19.

     "FormMaker Disclosure Schedule" means the Disclosure Schedule containing information relating to FormMaker pursuant to Section 5 and other provisions hereof that has been provided to the other Parties on the date hereof.

     "FormMaker Financial Statements" is defined in Section 5.5.

     "FormMaker's knowledge" or "knowledge of FormMaker" means the actual knowledge of any director or officer of FormMaker.

     "FormMaker Optionholder" means a holder of FormMaker Options.

     "FormMaker Options" means any options to acquire shares of FormMaker Common Stock that are outstanding, whether or not then exercisable, immediately prior to the Closing.

     "FormMaker Representative" is defined in Section 8.3.

     "FormMaker Required Consents" is defined in Section 5.3.

     "FormMaker Securities" means the FormMaker Common Stock, the FormMaker Options and the FormMaker Warrants.

     "FormMaker Shareholder" means a holder of FormMaker Common Stock.

     "FormMaker Special Meeting" is defined in Section 2.9(b).

     "FormMaker Warrants" means any warrants to purchase FormMaker Common Stock that are outstanding and exercisable immediately prior to the Closing.

     "Form S-4 Registration Statement" is defined in Section 6.1(a).

     "GAAP" means U.S. generally accepted accounting principles.

     "GBCC" means the Georgia Business Corporation Code, as amended.

     "Georgia Sub" is defined above in the preamble.

     "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

     "Hazardous Substances" means any gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)(S) 9601 et seq., (ii) any "extremely hazardous substance," "hazardous
            -- ----
chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et
                                                                           --
seq., (iii) any "hazardous waste," as defined under the federal Solid Waste
----
Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (iv) any "pollutant," as defined under the federal
                   -- ----
Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq., as any of such laws
                                                   -- ----
in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment.

     "Holders" is defined in Section 2.12(a).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Image Sciences" is defined above in the preamble.

     "Image Sciences Assets" means the Assets of Image Sciences.

     "Image Sciences Balance Sheet" is defined in Section 4.5.

     "Image Sciences Business" means the Business of Image Sciences.

     "Image Sciences Closing Transactions" means the Tender Offer, the Preferred Stock Dividend and the Common Stock Dividend.

     "Image Sciences Common Stock" means the common stock, par value $0.01 per share, of Image Sciences.

     "Image Sciences Disclosure Schedule" means the Disclosure Schedule containing information relating to Image Sciences pursuant to Section 4 and other provisions hereof that has been provided to the other Parties on the date hereof.

     "Image Sciences Environmental Condition" is defined in Section 4.15(b).

     "Image Sciences Financial Statements" is defined in Section 4.5.

     "Image Sciences' knowledge" or "knowledge of Image Sciences" means the actual knowledge of any director or officer of Image Sciences.

     "Image Sciences Non-Real Estate Leases" is defined in Section 4.9.

     "Image Sciences Optionholder" means a holder of Image Sciences Options.

     "Image Sciences Options" means any options to acquire shares of Image Sciences Common Stock that are outstanding, whether or not then exercisable, immediately prior to the Closing.

     "Image Sciences Preferred Stock" means the convertible preferred stock, par value $0.10 per share, of Image Sciences.

     "Image Sciences Real Estate Leases" is defined in Section 4.7.

     "Image Sciences Real Property" is defined in Section 4.7.

     "Image Sciences Representative" is defined in Section 7.3.

     "Image Sciences Required Consents" is defined in Section 4.3.

     "Image Sciences Securities" means the Image Sciences Common Stock, the Image Sciences Preferred Stock and the Image Sciences Options.

     "Image Sciences Shareholder" means a holder of Image Sciences Common Stock or Image Sciences Preferred Stock.

     "Image Sciences Software Products" is defined in Section 4.18.

     "Image Sciences Special Meeting" is defined in Section 2.9(a).

     "Immaterial Lease" is defined in Section 4.9.

     "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, any Software Products (including any related source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property.

     "Inventory" means all inventory, including raw materials, supplies, work in process and finished goods.

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Letter of Transmittal" is defined in Section 2.12(a).

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Liquidity Agreement" is defined above in the Background.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Business of Image Sciences, FormMaker or the Company, as indicated by the context in which used, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof, and when used with respect to representations, warranties or conditions, means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

     "Merger" is defined above in Background.

     "Merger Consideration" is defined in Section 2.6(a).

     "MicroDynamics" means MicroDynamics, Ltd., a Delaware corporation and majority-owned subsidiary of FormMaker.

     "MicroDynamics Financial Statements" is defined in Section 5.5.

     "Minor Contract" means any Contract that has terminated or is terminable by a party on not more than 30 days' notice without any Liability and any Contract under which the executory obligation of a party involves an amount of less than $10,000.

     "Nasdaq National Market" means the Nasdaq National Market of The Nasdaq Stock Market, Inc.

     "New Bank Loan" is defined in Section 7.10.

     "New Companies" means the Company, the Texas Sub and the Georgia Sub.

     "New Option Plan" is defined in Section 7.7.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

     "Party" means each of FormMaker, Image Sciences, the Company, the Texas Sub and the Georgia Sub.

     "Patents" means all patents and patent applications.

     "PBGC" is defined in Section 4.20(e).

     "Permitted Encumbrance" means, with respect to tangible or intangible property other than capital stock or other securities of FormMaker or Image Sciences, (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Encumbrance that individually or in the aggregate with other such Encumbrances could not reasonably be expected to materially adversely affect the Business of the applicable Party.

     "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

     "Plan of Merger" is defined in Section 2.1.

     "Preferred Stock Dividend" means the cash dividend by Image Sciences to the holder of Image Sciences Preferred Stock as part of the Image Sciences Closing Transactions.

     "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.
-----------------------

      "Qualified Rights Offering" is defined above in the Background.

      "Registered Securities" is defined in Section 6.1.

      "Registration Statement" is defined in Section 6.1(a).

      "Safeguard" is defined above in the Background.

      "Safeguard Delaware" is defined above in the Background.

      "SEC" means the Securities and Exchange Commission.

      "Second Stage Due Diligence Materials" is defined in Section 6.3.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Act Affiliates" is defined in Section 7.6.

      "Securityholder Documents" is defined in Section 2.12(a).

      "SG/TL Stockholders" is defined above in the Background.

      "Software Products" means the Image Sciences Software Products or the FormMaker Software Products, as indicated by the context in which used.

      "Stockholders' Agreement" means the Stockholders' Agreement among the Company, the SG/TL Stockholders and Xerox, in the form agreed to by such parties as of the date hereof.

      "Surviving Georgia Corporation" is defined in Section 2.1.

      "Surviving Texas Corporation" is defined in Section 2.1.

      "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

      "TBCA" means the Texas Business Corporation Act, as amended.

      "Tender Offer" means the offer to purchase by Image Sciences to holders of Image Sciences Common Stock and Image Sciences Options as part of the Image Sciences Closing Transactions.

      "Termination Date" is defined in Section 12.1.

      "Texas Sub" is defined above in the preamble.

      "TL II" is defined above in the Background.

      "TL II Offshore" is defined above in the Background.

      "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

      "Transaction Documents" means this Agreement, the Employment Agreements, the Voting Agreements, the Liquidity Agreement and the Stockholders' Agreement.

      "Transactions" means the Merger, the exchange of the Image Sciences Options for Company Options, the exchange of FormMaker Warrants and FormMaker Options for Company Warrants and Company Options, respectively, and the other transactions contemplated by the Transaction Documents.

      "US" means the United States of America.

      "Voting Agreements" is defined above in the Background.

      "Welfare Plan" is defined in Section 4.20(g).

2.    Plan of Merger.
      --------------

      2.1   Surviving Corporation. Upon the terms and subject to the conditions
            ---------------------
hereof, and in accordance with the relevant provisions of the TBCA and the GBCC, the Texas Sub shall be merged with and into Image Sciences and the Georgia Sub shall be merged with and into FormMaker in accordance with the Plan of Merger set forth in this Section 2 (the "Plan of Merger") as soon as practicable, but in any event within three business days following the satisfaction or waiver of the conditions set forth in Sections 9, 10 and 11. Following the Merger, Image Sciences shall continue as the surviving Texas corporation (the "Surviving Texas Corporation") and shall continue its existence under the laws of the State of Texas, and the separate corporate existence of the Texas Sub shall cease, and FormMaker shall continue as the surviving Georgia Corporation (the "Surviving Georgia Corporation") and shall continue its existence under the laws of the State of Georgia, and the separate corporate existence of the Georgia Sub shall cease.

      2.2   Effective Time. The Merger shall be consummated by filing with the
            --------------
Secretary of State of the State of Georgia and with the Secretary of State of the State of Texas articles of merger (the "Articles of Merger") that set forth the Plan of Merger and are otherwise in such form as may be required under, and are executed in accordance with, the relevant provisions of the TBCA and the GBCC. The Merger shall be effective at the time of such filing in the State of Georgia and as of the issuance of a certificate of merger by the Secretary of State of the State of Texas (but in no event prior to the Image Sciences Closing Transactions), the later of which times is referred to herein as the "Effective Time."

      2.3   Effects of the Merger. The Merger shall have the effects set forth
            ---------------------
in Section 5.06 of the TBCA and Section 14-2-1106 of the GBCC.

      2.4   Name of the Surviving Texas Corporation and the Surviving Georgia
            -----------------------------------------------------------------
Corporation; Articles of Incorporation and Bylaws.  At the Effective Time, the
-------------------------------------------------
name of the Surviving Texas Corporation shall remain Image Sciences, Inc. and the name of the Surviving Georgia Corporation shall remain FormMaker Software, Inc. The Articles of Incorporation of Image Sciences and FormMaker shall be the Articles of Incorporation of the Surviving Texas Corporation and the Surviving Georgia Corporation, respectively. The Bylaws of Image Sciences and FormMaker shall be the Bylaws of the Surviving Texas Corporation and the Surviving Georgia Corporation, respectively.

      2.5   Directors and Officers.  Schedule 2.5 sets forth the names of the
            ----------------------
Persons who shall be the directors and officers of the Surviving Texas Corporation and the Surviving Georgia Corporation at the Effective Time.

      2.6   Conversion of Image Sciences Securities.
            ---------------------------------------

            (a) Each share of Image Sciences Common Stock issued and outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer) shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive that number of shares of Company Class B Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.6(d). Any shares of Image Sciences Common Stock held in the treasury of Image Sciences shall be cancelled. The securities to be issued pursuant to this Section 2.6 and Section 2.7 are referred to as the "Merger Consideration," and shares of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.11) are referred to herein collectively as the "Converted Shares."

            (b) Each share of Image Sciences Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive 1.029 shares of Company Class B

Common Stock (rounded to the nearest whole share). Any shares of Image Sciences Preferred Stock held in the treasury of Image Sciences shall be cancelled.

            (c) Each vested Image Sciences Option that is outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer and the acceleration of a portion of the vesting schedule for certain Image Sciences Options) shall, by virtue of the Merger and with the consent of the Holder thereof, be converted into a Company Option under which the Holder will have the right to purchase that number of shares of Company Class B Common Stock (rounded to the nearest whole share) determined in accordance with
Section 2.6(d) for each share of Image Sciences Common Stock issuable under the Image Sciences Option being converted at an exercise price that is proportionally equivalent to the exercise price under the related Image Sciences Option. Each unvested Image Sciences Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and with the consent of the Holder thereof, be converted into a Company Option under which the Holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.6(d) at an exercise price that is proportionally equivalent to the exercise price under the related Image Sciences Option.

            (d) The number of shares of Company Class B Common Stock or Company Class A Common Stock, as the case may be, to be issued under this
Section 2.6 for each share of Image Sciences Common Stock, and the number of shares of Company Class B Common Stock or Company Class A Common Stock, as the case may be, to be issued under this Section 2.6 for each share of Image Sciences Common Stock issuable upon exercise of an Image Sciences Option, shall be equal to the quotient obtained by dividing (i) 4,350,943 by (ii) the total number of shares of Image Sciences Common Stock issued and outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer) plus the total number of shares of Image Sciences Common Stock issuable upon exercise of all the Image Sciences Options (but after giving effect to the Tender Offer) issued and outstanding immediately prior to the Effective Time.

            (e) The Surviving Texas Corporation shall deliver the Merger Consideration specified in this Section 2.6 upon the surrender of the certificates and other documentation specified in Section 2.12.

            (f) The Company shall take all steps necessary to provide the Surviving Texas Corporation with the Company Securities, as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this Section 2.6 at the Effective Time in accordance with Section 2.12.

      2.7   Conversion of FormMaker Securities.
            ----------------------------------

            (a) Each share of FormMaker Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.7(d). Any shares of FormMaker Common Stock held in the treasury of FormMaker shall be cancelled.

            (b) Each FormMaker Warrant that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the terms thereof, be converted into a Company Warrant under which the holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with
Section 2.7(d) for each share of FormMaker Common Stock issuable under the FormMaker Warrant being converted at an exercise price that is proportionally equivalent to the exercise price under the related FormMaker Warrant.

            (c) Each FormMaker Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the terms thereof, be converted into a Company Option under which the holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.7(d) for each share of FormMaker Common Stock issuable under the FormMaker Option being converted at an exercise price that is proportionally equivalent to the exercise price under the related FormMaker Option.

            (d) The number of shares of Company Class A Common Stock to be issued under this Section 2.7 for each share of FormMaker Common Stock, and the number of shares of Company Class A Common Stock to be issued under this
Section 2.7 for each share of FormMaker Common Stock issuable upon exercise of a FormMaker Option or a FormMaker Warrant, shall be equal to the quotient obtained by dividing (i) 5,598,684 shares of Company Class A Common Stock by (ii) the total number of shares of FormMaker Common Stock issued and outstanding immediately prior to the Effective Time plus the total number of shares of FormMaker Common Stock issuable upon (A) the exercise of all the FormMaker Options issued and outstanding immediately prior to the Effective Time and
(B) the exercise of all the FormMaker Warrants issued and outstanding immediately prior to the Effective Time.

            (e) The Surviving Georgia Corporation shall deliver the Merger Consideration specified in this Section 2.7 upon the surrender of the certificates and other documentation specified in Section 2.12.

            (f) The Company shall take all steps necessary to provide the Surviving Georgia Corporation with the Company Securities as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this Section 2.7 at the Effective Time in accordance with Section 2.12.

      2.8   Capital Stock of Texas Sub and Georgia Sub. Each share of capital
            ------------------------------------------
stock of the Texas Sub and Georgia Sub issued and outstanding immediately prior to the Effective Time shall be converted into a share of Image Sciences Common Stock and FormMaker Common Stock, respectively.

      2.9   Approval by Shareholders.
            ------------------------

            (a) Consistent with applicable law, Image Sciences shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "Image Sciences Special Meeting"). If the Board of Directors of Image Sciences so desires, it may present the Merger to its shareholders for consideration by soliciting their written consent in accordance with applicable requirements of the TBCA. If such a consent is solicited, the references herein to the "Image Sciences Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of Image Sciences will recommend that its shareholders approve the Merger.

            (b) Consistent with applicable law, FormMaker shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "FormMaker Special Meeting"). If the Board of Directors of FormMaker so desires, it may present the Merger to its shareholders for consideration by soliciting their written consent in accordance with applicable requirements of the GBCC. If such a consent is solicited, the references herein to the "FormMaker Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of FormMaker will recommend that its shareholders approve the Merger.

            (c) The shareholder vote required for the adoption of this Agreement and the Merger by Image Sciences and the Texas Sub shall be the vote required by the TBCA, and the vote required for the adoption of this Agreement and the Merger by FormMaker and the Georgia Sub shall be the vote required by the GBCC.

      2.10  Merger Closing. At the Closing, (a) the Texas Sub, the Georgia Sub,
            --------------
Image Sciences and FormMaker shall deliver to the Secretary of State of each of the State of Texas and the State of Georgia a duly executed and verified copy of the Articles of Merger, as required by the TBCA and the GBCC, and (b) the Parties shall take all such other and further actions as may be required by the TBCA and the GBCC and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof. In addition, at the Closing, the Surviving Texas Corporation or the Surviving Georgia Corporation shall deliver the Merger Consideration to those Holders who shall have delivered the appropriate documents under Section 2.12.

      2.11  Dissenting Shares. Notwithstanding anything in this Agreement to the
            -----------------
contrary, shares of Image Sciences Common Stock, Image Sciences Preferred Stock or FormMaker Common Stock as the case may be, that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder who did not vote in favor of the Merger and who complies with all of the relevant provisions of Section 5.12 of the TBCA or Sections 14-2-1321 and 14-2-1323 of the GBCC, respectively (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such Holder shall have failed to perfect or shall have effectively withdrawn or lost such Holder's rights to appraisal under the TBCA or the GBCC; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by such Holder as are provided by Sections 5.11 and 5.12 of the TBCA or Sections 14-2-1321 and 14-2-1323 of the GBCC, as the case may be. If any such Holder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.6 or
Section 2.7, as the case may be.

      2.12  Exchange of Converted Shares, Image Sciences Options, FormMaker
            ---------------------------------------------------------------
Options and FormMaker Warrants.
------------------------------

            (a) At and after the Effective Time, the Surviving Texas Corporation or the Surviving Georgia Corporation shall issue to each record holder (a "Holder"), as of the Effective Time, of (i) an outstanding certificate or certificates that immediately prior to the Effective Time represented Converted Shares (the "Certificates"), (ii) a FormMaker Warrant, (iii) a FormMaker Option or (iv) an Image Sciences Option, upon the Holder's delivery of the Securityholder Documents, the respective Merger Consideration specified for such Holder under Section 2.6 or Section 2.7. The documents to be delivered by Holders of Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants by and after the Effective Time (the "Securityholder Documents") shall be (x) in the case of Converted Shares, the Certificates representing the Converted Shares and a duly executed Letter of Transmittal in the form provided by the Company (the "Letter of Transmittal"), (y) in the case of the FormMaker Options and Image Sciences Options, the document constituting the FormMaker Option and the Image Sciences Option and the Letter of Transmittal, and (z) in the case of the FormMaker Warrants, the document constituting FormMaker Warrants and the Letter of Transmittal. Image Sciences and FormMaker shall respectively send the Letter of Transmittal to the owners of the Image Sciences Securities or the FormMaker Securities along with the notice of the Image Sciences or FormMaker Special Meeting and shall request the return of an executed Letter of Transmittal from each such securityholder at the time of the Image Sciences Special Meeting or FormMaker Special Meeting. All surrendered Certificates, Image Sciences Options, FormMaker Options, and FormMaker Warrants shall be cancelled upon their delivery. Except as provided in
Section 2.12(c), the Surviving Texas Corporation and the Surviving Georgia Corporation shall pay any applicable transfer or similar taxes required by reason of the exchange of Converted Shares, Image Sciences Options, FormMaker Options and FormMaker Warrants.

            (b) With respect to each Certificate not so surrendered at the Closing, the Surviving Texas Corporation with respect to Holders of Image Sciences Securities, or the Surviving

Georgia Corporation with respect to Holders of FormMaker Securities, shall promptly thereafter mail to the Holder thereof a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such Letter of Transmittal to the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be) and instructions for delivering such Certificate in exchange for delivery of the Merger Consideration. Upon delivery to the Surviving Texas Corporation or the Surviving Georgia Corporation of such Certificate, together with such Letter of Transmittal, the Company, the Surviving Texas Corporation or the Surviving Georgia Corporation shall deliver to the Holder of the Certificate in exchange therefor the Merger Consideration to which such Holder is entitled hereunder, and such Certificate shall then be cancelled. The Company, the Surviving Texas Corporation and the Surviving Georgia Corporation shall follow a similar procedure with respect to any Image Sciences Option, FormMaker Option or FormMaker Warrants to the extent that the respective Securityholder Documents shall not have been delivered at the Effective Time.

            (c) No interest will be paid or accrued on the Merger Consideration to be delivered upon the surrender of the Securityholder Documents. If delivery is to be made to a Person other than the Person in whose name a Certificate, FormMaker Warrant, Image Sciences Option or FormMaker Option surrendered is registered, it shall be a condition of payment that the Certificate, Image Sciences Option, FormMaker Option or FormMaker Warrant so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate, Image Sciences Option, FormMaker Option or FormMaker Warrant surrendered or shall establish to the satisfaction of the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be, that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.12, each Certificate (other than Certificates evidencing Dissenting Shares), Image Sciences Option, FormMaker Option and FormMaker Warrant shall represent for all purposes solely the right to receive the respective Merger Consideration specified in Section 2.6 or Section 2.7 with respect to such Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants.

            (d) The Company, the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be, shall not be liable to any Holder of Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants for any Merger Consideration delivered by the Company, the Surviving Texas Corporation or the Surviving Georgia Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

      2.13  No Further Transfer of Shares. After the Effective Time, there shall
            -----------------------------
be no transfers of Converted Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Texas Corporation or the Surviving Georgia Corporation. If, after the Effective Time, Certificates are presented to the Surviving Texas Corporation or the Surviving Georgia Corporation for transfer, they shall be cancelled and exchanged for the respective Merger

Consideration specified in Section 2.6 or Section 2.7. At the Effective Time, the stock ledgers of Image Sciences and FormMaker shall be closed.

3.    Closing.
      -------

      3.1   Location, Date. The closing for the Transactions (the "Closing")
            --------------
shall be held at Morgan, Lewis & Bockius LLP in Philadelphia as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Sections 9, 10 and 11 hereof, unless the Parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

      3.2   Deliveries.  At the Closing,
            ----------

            (a) the Surviving Texas Corporation and the Surviving Georgia Corporation shall deliver or mail the respective Merger Consideration to the Holders who have complied with Section 2.12, with such Merger Consideration all registered in the names of the respective Holders or their designees, and in due and proper form;

            (b) the Texas Sub, the Georgia Sub, Image Sciences and FormMaker shall consummate the Merger as provided in Section 2.10; and

            (c) the Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Sections 9, 10 and 11 and such other items as may be reasonably requested.

 4.   Representations and Warranties of Image Sciences
      ------------------------------------------------

      Image Sciences hereby represents and warrants to FormMaker, except as otherwise set forth in the Image Sciences Disclosure Schedule or the updated Image Sciences Disclosure Schedule to be delivered pursuant to Section 6.3, as follows:

      4.1   Corporate Status.  Image Sciences is a corporation duly organized,
            ----------------
validly existing and in good standing under the Laws under which it was organized and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Image Sciences that have been delivered to FormMaker as of the date hereof are effective under applicable Laws and are current, correct and complete.

      4.2   Authorization.  Image Sciences has the requisite power and authority
            -------------
to own its Assets and to carry on its Business. Image Sciences has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Image Sciences has been duly authorized by all necessary corporate action, other than approval by the shareholders of Image Sciences. Each Transaction Document executed and delivered by Image Sciences has been duly executed and delivered by, and constitutes a valid and binding obligation of Image Sciences, enforceable against Image Sciences in accordance with its terms.

      4.3   Consents and Approvals. Except for (a) any consents specified in the
            ----------------------
Image Sciences Disclosure Schedule (the "Image Sciences Required Consents"),
(b) the approval of the Merger by the shareholders of Image Sciences, (c) the filing of the Articles of Merger in accordance with Section 2 and (d) any approvals or filings required by the SEC and by state securities law agencies in connection with the Registration Statement, neither the execution and delivery by Image Sciences of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by Image Sciences, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which Image Sciences is subject, (ii) the Charter Documents or bylaws of Image Sciences or (iii) any Contract, Governmental Permit or other document to which Image Sciences is a party or by which the properties or other assets of Image Sciences may be subject.

      4.4   Capitalization and Stock Ownership.  The total authorized capital
            ----------------------------------
stock of Image Sciences consists of (a) 20,000,000 shares of Image Sciences Common Stock, of which (i) 2,335,082 shares are issued and outstanding and
(ii) 3,687,433 shares of Image Sciences Common Stock are reserved for issuance upon conversion of the issued and outstanding shares of Image Sciences Preferred Stock and upon exercise of the issued and outstanding Image Sciences Options, and (b) 3,000,000 shares of Image Sciences Preferred Stock, of which 1,963,433 shares are issued and outstanding. Except for the rights under the Image Sciences Preferred Stock and the Image Sciences Options listed in the Image Sciences Disclosure Schedule, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Image Sciences. All of the shares of Image Sciences Common Stock and Image Sciences Preferred Stock are, and all of the shares of Image Sciences Common Stock issuable upon conversion or exercise of the Image Sciences Preferred Stock and the Image Sciences Options in accordance with the terms thereof will be, duly and validly authorized and issued, fully paid and non-assessable. The Image Sciences Disclosure Schedule lists all of the record owners of the Image Sciences Common Stock, the Image Sciences Preferred Stock and the Image Sciences Options. Image Sciences has delivered to FormMaker correct and complete copies of the forms of the Image Sciences Option agreements.

      4.5   Financial Statements.  Image Sciences has delivered to FormMaker
            --------------------
correct and complete copies of unaudited monthly financial statements for Image Sciences consisting of a balance sheet as of the end of each month from August 1996 through November 30, 1996 and the related statements of income, changes to shareholders' equity and cash flows for the periods then ended. Image Sciences has also delivered to FormMaker correct and complete copies of financial statements consisting of a balance sheet of Image Sciences as of July 31, 1994, 1995 and 1996 and
the related statements of income for the fiscal years then ended, which were audited by the firm of Price Waterhouse LLP. All such unaudited and audited financial statements are referred to herein collectively as the "Image Sciences Pre-Signing Financial Statements." The unaudited financial statements of Image Sciences to be delivered in connection with the Registration Statements are referred to herein as the "Image Sciences Post-Signing Financial Statements," and, together with the Image Sciences Pre-Signing Financial Statements, as the "Image Sciences Financial Statements." The Image Sciences Pre-Signing Financial Statements are, and the Image Sciences Post-Signing Financial Statements will be, consistent in all material respects with the books and records of Image Sciences, and there have not been and will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. Except as disclosed in the Image Sciences Disclosure Schedule, the Image Sciences Pre-Signing Financial Statements have been, and the Image Sciences Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the Image Sciences Pre-Signing Financial Statements present, and the Image Sciences Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of Image Sciences as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of Image Sciences as of November 30, 1996 that is included in the Financial Statements is referred to herein as the "Image Sciences Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

      4.6   Title to Assets and Related Matters.  Image Sciences has good and
            -----------------------------------
marketable title to, valid leasehold interests in or valid licenses to use, all of the material Image Sciences Assets, free from any Encumbrances except those specified in the Image Sciences Disclosure Schedule. The use of the Image Sciences Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Image Sciences Real Property and tangible personal property (other than Inventory) included in the Image Sciences Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

      4.7   Real Property.  The Image Sciences Disclosure Schedule describes all
            -------------
real estate used in the operation of the Image Sciences Business as well as any other real estate that is in the possession of or leased by Image Sciences and the improvements (including buildings and other structures) located on such real estate (collectively, the "Image Sciences Real Property"), and lists any leases under which any such Image Sciences Real Property is possessed (the "Image Sciences Real Estate Leases"). Image Sciences does not have any ownership interest in any real property. The Image Sciences Disclosure Schedule also describes any other real estate previously owned, leased or otherwise operated by Image Sciences or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the Image Sciences Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Image Sciences Real Property complies with applicable zoning Laws. To the knowledge of Image Sciences, Image Sciences or the landlord of any Image Sciences Real Property leased by Image Sciences has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Image Sciences Real Property.

      4.8   Certain Personal Property. The Image Sciences Disclosure Schedule
            -------------------------
describes all items of tangible personal property that were included in the Image Sciences Balance Sheet at a carrying value of at least $50,000. Except as specified in the Image Sciences Disclosure Schedule, since the Balance Sheet Date, Image Sciences has not acquired any items of tangible personal property that have a carrying value in excess of $50,000, or an aggregate carrying value of $300,000. All of such personal property included in the Image Sciences Disclosure Schedule is, and any such personal property acquired after the date hereof in accordance with Section 8.2 will be, usable in the ordinary course of business, and all such personal property included in the Image Sciences Disclosure Schedule conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Image Sciences Non-Real Estate Leases or the Immaterial Leases or those items listed in the Image Sciences Disclosure Schedule, no Person other than Image Sciences owns any vehicles, equipment or other tangible assets located on the Image Sciences Real Property that have been used in the Image Sciences Business or that are necessary for the operation of the Image Sciences Business.

      4.9   Non-Real Estate Leases. The Image Sciences Disclosure Schedule lists
            ----------------------
all assets and property (other than Image Sciences Real Property) that are possessed by Image Sciences under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an "Immaterial Lease"). The Image Sciences Disclosure Schedule also lists the leases under which such assets and property listed in the Image Sciences Disclosure Schedule are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Image Sciences Non-Real Estate Leases."

      4.10  Accounts Receivable. The Accounts Receivable included in the Image
            -------------------
Sciences Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the Image Sciences Assets are collectible in the ordinary course of business. Image Sciences does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the Image Sciences Balance Sheet.

      4.11  Inventory. The Inventory included in the Image Sciences Assets
            ---------
consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items. Such Inventory is recorded in the Image Sciences Financial Statements at the lower of average cost or market value determined in accordance with GAAP.

      4.12  Liabilities. Image Sciences does not have any Liabilities, except
            -----------
(a) as specified in the Image Sciences Disclosure Schedule, (b) as contemplated by the Image Sciences Balance Sheet (except as heretofore paid or discharged),
(c) Liabilities incurred in the ordinary course since the Balance Sheet Date, or
(d) Liabilities under any Contracts included in the Image Sciences Assets that are specifically disclosed in the Image Sciences Disclosure Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Image Sciences Balance Sheet.

      4.13  Taxes. Except as set forth in the Image Sciences Disclosure
            -----
Schedule, Image Sciences has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that Image Sciences has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Image Sciences for such payment. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to Image Sciences for any period for which returns have or should have been filed.

      4.14  Subsidiaries. Image Sciences does not own, directly or indirectly,
            ------------
any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

      4.15  Legal Proceedings and Compliance with Law.
            -----------------------------------------

      (a) Except as set forth in the Image Sciences Disclosure Schedule, there is no Litigation that is pending or, to Image Sciences's knowledge, threatened against Image Sciences. There has been no Default under any Laws applicable to Image Sciences, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and Image Sciences has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to Image Sciences.

      (b) Without limiting the generality of Section 4.15(a), there has not been any Image Sciences Environmental Condition (i) at the premises at which the Image Sciences Business has been conducted, (ii) at any property owned, leased or operated at any time by Image Sciences, any Person controlled by Image Sciences or any predecessor of any of them, or (iii) at any property at which wastes have been released, deposited or disposed by or at the behest or direction of any of the foregoing, nor has Image Sciences received written notice of any such Image Sciences Environmental Condition. "Image Sciences Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, whether created by Image Sciences or any third party, at or relating to any such property or premises that
(i) requires investigation, monitoring, abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of Image Sciences under an Environmental Law, or (iii) has created a public or private nuisance.

      (c) Image Sciences has delivered to FormMaker complete copies of any written reports, studies or assessments in the possession or control of Image Sciences that relate to any Image Sciences Environmental Condition and to the Image Sciences Business or any Image Sciences Assets.

      (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) Image Sciences has obtained and is in full compliance with all Governmental Permits, all of which are listed in the Image Sciences Disclosure Schedule along with their respective expiration dates, that are required for the complete operation of the Image Sciences Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) Image Sciences has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To Image Sciences' knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

      4.16  Contracts.
            ---------

      (a) The Image Sciences Disclosure Schedule lists all Contracts of the following types to which Image Sciences is a party or by which it is bound, except for Minor Contracts:

                   (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of Image Sciences or any Affiliate thereof.

                   (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $150,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party;

                   (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $250,000 in any individual case;

                   (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $150,000 in any individual case;

                   (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of Image Sciences or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                   (vi)   Any Contracts under which any Encumbrances exist; and

                   (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

      (b) The Contracts listed in the Image Sciences Disclosure Schedule and the Contracts excluded from the Image Sciences Disclosure Schedule based on the term or amount thereof are referred to herein as the "Image Sciences Contracts." Image Sciences is not in Default under any Image Sciences Contracts (including any Image Sciences Real Estate Leases and Image Sciences Non-Real Estate Leases), which Default could result in a Liability on the part of Image Sciences in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. Image Sciences has not received any communication from, or given any communication to, any other party indicating that Image Sciences or such other party, as the case may be, is in Default under any Image Sciences Contract where such Default could have a Material Adverse Effect. To the knowledge of Image Sciences, none of the other parties in any such Image Sciences Contract is in Default thereunder.

      4.17  Insurance. The Image Sciences Disclosure Schedule lists all
            ---------
policies or binders of insurance held by or on behalf of Image Sciences, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not have a Material Adverse Effect. There is no notice of non renewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by Image Sciences, except for any of the foregoing that would not have a Material Adverse Effect.

      4.18  Intellectual Property and Software Products.
            -------------------------------------------

      (a) Image Sciences does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the Image Sciences Disclosure Schedule. Image Sciences owns or has the lawful right to use all material Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. All of the Intellectual Property listed in the Image Sciences Disclosure Schedule is owned by Image Sciences free and clear of any Encumbrances, or used pursuant to an agreement that is described in the Image Sciences Disclosure Schedule. Except in such cases that would not have a Material Adverse Effect, Image Sciences does not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person, and Image Sciences is not in Default, and has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of Image Sciences and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

     (b) The Image Sciences Disclosure Schedule contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by Image Sciences (the "Image Sciences Software Products"). Each of the Image Sciences Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of defects in programming and operation except such defects as would not materially and adversely affect the use of the respective Image Sciences Software Products for their intended purposes.

     (c) Except as specified in the Image Sciences Disclosure Schedule, all right, title and interest in and to the Image Sciences Software Products is owned by Image Sciences, free and clear of all Encumbrances. No government funding was utilized in the development of any of the Image Sciences Software Products. Except for such violations that would not have a Material Adverse Effect, the sale, license, distribution, marketing or use of the Image Sciences Software Products by Image Sciences does not violate any rights of any other Person, and Image Sciences has not received any communication alleging such a violation. Except as specified in the Image Sciences Disclosure Schedule, Image Sciences does not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the Image Sciences Software Products. Other than as set forth in the Image Sciences Disclosure Schedule, Image Sciences has not granted to any other Person any license, option or other right in or to any of the Image Sciences Software Products, except for non-exclusive, royalty-bearing, end-user licenses (the "End-User Licenses") and distributor licenses under which the distributor has a right to relicense ("Distributor Licenses") granted by Image Sciences pursuant to license agreements.

     (d) Except as specified in the Image Sciences Disclosure Schedule, Image Sciences does not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the Image Sciences Software Products, except for any such obligation set forth in an End-User License, a Distributor License or under a customer-specific services agreement and such other obligations as would not have a Material Adverse Effect.

     (e) All employees and consultants of Image Sciences who are involved in the design, review, evaluation or development of Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement"). To Image Sciences' knowledge, (i) none of the Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than Image Sciences or a customer thereof or (B) otherwise to the detriment of Image Sciences, (ii) except as specified in the Image Sciences Disclosure Schedule, none of such employees or consultants of Image Sciences is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of Image Sciences, (iii) no employee or consultant of Image Sciences has used any other Persons' trade secrets or other information that is confidential in the course of his or her work for Image Sciences, and (iv) no employee or consultant of Image Sciences is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

      (f) Image Sciences has kept secret and has not disclosed the source codes for the Image Sciences Software Products to any Person other than to those Persons identified in the Image Sciences Disclosure Schedule and to certain employees of Image Sciences.

      4.19     Employee Relations.  Image Sciences is not (a) except as
               ------------------
specified in the Image Sciences Disclosure Schedule, a party to, involved in or, to Image Sciences's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. Image Sciences has not experienced during the last three years any work stoppage. Image Sciences has delivered to FormMaker a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of Image Sciences whose cash compensation was for 1995 or is expected to be for 1996 at least $80,000.

      4.20     ERISA.
               -----

      (a) The Image Sciences Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by Image Sciences or under which Image Sciences is obligated. Image Sciences has delivered to FormMaker (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the Image Sciences Disclosure Schedule.

      (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Image Sciences to any material penalty or tax imposed under the Code or ERISA.

     (c) Except as is set forth in the Image Sciences Disclosure Schedule, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, Image Sciences has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination, there is no occurrence that is reasonably likely to affect adversely the qualification or the tax exempt status of the plan and the related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

     (d) Neither Image Sciences nor any person or entity that, together with Image Sciences, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b) of ERISA (a "Common Controlled Entity"), sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multi employer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessor have ever contributed to a multiemployer plan. Image Sciences does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

     (e) There are no pending or, to the knowledge of Image Sciences, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of Image Sciences or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Image Sciences, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of Image Sciences, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

     (f) Image Sciences has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

      (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in the Image Sciences Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by Image Sciences as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the Image Sciences Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of Image Sciences beyond termination of their employment with Image Sciences by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

      (h) Except as otherwise set forth in the Image Sciences Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Image Sciences or a Common Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

      (i) Except as otherwise set forth in the Image Sciences Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Image Sciences or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

      4.21     Corporate Records.  The minute books of Image Sciences contain
               -----------------
complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of Image Sciences are complete, correct and current.

      4.22     Absence of Certain Changes.  Except as contemplated by this
               --------------------------
Agreement, since the Balance Sheet Date, Image Sciences has conducted the Image Sciences Business in the ordinary course and there has not been with respect to the Image Sciences Business:

          (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

          (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise except for the Image Sciences Closing Transactions;

          (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (d) any sale, assignment or transfer of material Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

          (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

          (f) any payments to any Affiliate of Image Sciences, except as specified in the Image Sciences Disclosure Schedule.

     4.23 Previous Sales; Warranties.  Image Sciences has not breached any
          --------------------------
express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that would not have a Material Adverse Effect.

     4.24 Customers.  Image Sciences has used its reasonable business efforts
          ---------
to maintain and currently maintains, good working relationships with all of its customers. The Image Sciences Disclosure Schedule contains with respect to each of the fiscal years ended July 31, 1994, 1995, 1996 and the four month period ended November 30, 1996, a list of the ten customers (with names omitted) that were the largest dollar volume customers of products or services, or both, sold by Image Sciences for each such fiscal year. Except as specified in the Image Sciences Disclosure Schedule, none of such customers has given Image Sciences notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Image Sciences.

     4.25 Finder's Fees.  No Person retained by Image Sciences is or will be
          -------------
entitled to any commission or finder's or similar fee in connection with the Transactions.

     4.26 Additional Information.  The Image Sciences Disclosure Schedule
          ----------------------
accurately lists the following:

          (a) the names of all officers and directors of Image Sciences;

          (b) the names and addresses of every bank or other financial institution in which Image Sciences maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of Image Sciences;

          (d) the names of any Persons holding powers of attorney from Image Sciences and a summary statement of the terms thereof; and

          (e) all names under which Image Sciences has conducted any part of its Business or which it has otherwise used at any time during the past five years.

     4.27 Accuracy of Information.  No representation or warranty by Image
          -----------------------
Sciences in any Transaction Document, and no information contained herein or therein or otherwise delivered by or on behalf of Image Sciences to FormMaker in connection with the Transactions, including the Image Sciences Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

     4.28 Hart-Scott-Rodino Act.   Neither (i) Image Sciences nor (ii) any
          ---------------------
Person that may be considered an "ultimate parent" of Image Sciences has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) total assets exceeding $100 million in value as stated on the last regularly prepared balance sheet.

5.  Representations and Warranties of FormMaker.
    -------------------------------------------

    FormMaker hereby represents and warrants to Image Sciences, except as set forth in the FormMaker Disclosure Schedule or the updated FormMaker Disclosure Schedule to be delivered pursuant to Section 6.3, as follows:

    5.1 Corporate Status.  Each of the FormMaker Companies and the New
        ----------------
Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each of the FormMaker Companies and each of the New Companies that have been delivered to Image Sciences as of the date hereof are effective under applicable Laws and are current, correct and complete.

    5.2 Authorization.  Each of the FormMaker Companies and the New Companies
        -------------
has the requisite power and authority to own its Assets and to carry on its Business. Each of FormMaker and the New Companies has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by FormMaker or any New Company has been duly authorized by all necessary corporate action, other than approval by the shareholders of FormMaker. Each Transaction Document executed and delivered by FormMaker and any New Company has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

      5.3 Consents and Approvals.  Except for (a) any consents specified in the
          ----------------------
FormMaker Disclosure Schedule (the "FormMaker Required Consents"), (b) the approval of the Merger by the FormMaker shareholders, (c) the filing of the Articles of Merger in accordance with Section 2 and (d) any approvals or filings required by the SEC and by state securities laws or agencies in connection with the Registration Statement, neither the execution and delivery by FormMaker or any New Company of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by it, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which the FormMaker Companies or any new Company is subject, (ii) the Charter Documents or bylaws of FormMaker or MicroDynamics or (iii) any Contract, Governmental Permit or other document to which FormMaker or any New Company is a party or by which the properties or other assets of such Party may be subject.

      5.4 Capitalization and Stock Ownership.
          ----------------------------------

          (a) The total authorized capital stock of FormMaker consists of 20,000,000 shares of FormMaker Common Stock, of which (i) 6,229,511 shares are issued and outstanding and (ii) 1,602,157 shares of FormMaker Common Stock are reserved for issuance upon exercise of the issued and outstanding FormMaker Options and FormMaker Warrants. Except for the rights under the FormMaker Options and FormMaker Warrants listed in the FormMaker Disclosure Schedule, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of FormMaker. All of the shares of FormMaker Common Stock are, and all of the shares of FormMaker Common Stock issuable upon exercise of the FormMaker Options and the FormMaker Warrants in accordance with the terms thereof will be, duly and validly authorized and issued, fully paid and non-assessable. The FormMaker Disclosure Schedule lists all of the record owners of the FormMaker Common Stock, the FormMaker Options and the FormMaker Warrants. FormMaker has delivered to Image Sciences correct and complete copies of the forms of the FormMaker Option agreements and the FormMaker Warrant agreements.

          (b) The total authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Class A Common Stock, 7,000,000 shares of Company Class B Common Stock and 1,000,000 shares of Company Preferred Stock, par value $0.01 per share, of which (a) no shares are issued and outstanding on the date hereof and also as of immediately prior to the Effective Time and (b) as of the consummation of the Closing and the issuance of the Closing Common Shares, the total number of shares issued and outstanding plus the total number of shares issuable upon the exercise of issued and outstanding Company Options and Company Warrants shall not exceed 12,580,000 shares of Company Class A Common Stock and Company Class B Common Stock. Except for the rights under the Company Options and the Company Warrants to be issued at the Closing, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Closing Common Shares that will be issued and outstanding immediately following consummation of the Merger, and all of the shares of Company Class A Common Stock or Company Class B Common Stock issuable upon exercise of the Company Options and the Company Warrants upon issuance in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and non-assessable. As of the Effective Time, the Form S-4 Registration Statement will be effective in accordance with the Securities Act with respect to the Closing Common Shares, and such securities will be issued in compliance with the Securities Act and the rules and regulations thereunder.

          (c) The total authorized capital stock of the Texas Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Texas Sub. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Texas Sub.

          (d) The total authorized capital stock of the Georgia Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Georgia Sub. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Georgia Sub.

          (e) The total authorized capital stock of MicroDynamics consists of 8,000,000 shares of Common Stock, par value $0.01 per share, of which 6,051,305 shares are issued and outstanding on the date hereof, and 1,600,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding on the date hereof. All shares of MicroDynamics Common Stock are duly and validly authorized and issued, fully paid and non-assessable. FormMaker owns 6,044,805 shares of MicroDynamics Common Stock free and clear of all Encumbrances.

      5.5 Financial Statements.  FormMaker has delivered to Image Sciences
          --------------------
correct and complete copies of unaudited monthly financial statements for FormMaker consisting of a balance sheet as of the end of each month from January 1996 through November 30, 1996 and the related statements of income, changes to shareholders' equity and cash flows for the periods then ended.

FormMaker has also delivered to Image Sciences correct and complete copies of financial statements consisting of a balance sheet of FormMaker as of December 31, 1993, 1994 and 1995 and the related statements of income for the years then ended, the financial statements for the two most recent years were audited by the firm of Coopers & Lybrand LLP. All such unaudited and audited financial statements are referred to herein collectively as the "FormMaker Pre-Signing Financial Statements." The unaudited financial statements of FormMaker to be delivered in connection with the Registration Statements are referred to herein as the "FormMaker Post-Signing Financial Statements," and, together with the Pre-Signing Financial Statements, as the "FormMaker Financial Statements." The FormMaker Pre-Signing Financial Statements are, and the FormMaker Post-Signing Financial Statements will be, consistent in all material respects with the books and records of FormMaker, and there have not been and will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. The FormMaker Pre-Signing Financial Statements have been, and the FormMaker Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the FormMaker Pre-Signing Financial Statements present, and the FormMaker Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of FormMaker as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of FormMaker as of November 30, 1996 that is included in the Financial Statements is referred to herein as the "FormMaker Balance Sheet." FormMaker has also delivered to Image Sciences correct and complete copies of financial statements consisting of a balance sheet of MicroDynamics as of December 1993, 1994 and 1995 and the related statements of income for the years then ended and unaudited monthly financial statements for MicroDynamics consisting of a balance sheet as of the end of each month from January 1996 through November 30, 1996 and the related statements of income, changes to shareholders equity and cash flow for the periods then ended (the "MicroDynamics Financial Statements"). The MicroDynamics Financial Statements are consistent in all material respects with the books and records of MicroDynamics, and there have not been and will not be any material transaction that have not been recorded in the accounting records underlying such MicroDynamics Financial Statements.

      5.6 No Company, Texas Sub or Georgia Sub Assets, Liabilities or Business.
          --------------------------------------------------------------------
Except for any rights and Liabilities that the Company, the Texas Sub and the Georgia Sub may have with respect to this Agreement and the Company's ownership of the capital stock of the Texas Sub and the Georgia Sub, neither the Company, the Texas Sub or the Georgia Sub has any Assets or Liabilities, nor has either the Company, the Texas Sub or the Georgia Sub conducted any Business other than in connection with the Transactions.

      5.7 Title to Assets and Related Matters.    Each of the FormMaker
          -----------------------------------
Companies has good and marketable title to, valid leasehold interests in or valid licenses to use, all of its material FormMaker Companies Assets, free from any Encumbrances except those specified in the FormMaker Disclosure Schedule. The use of the FormMaker Companies Assets are not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All FormMaker Companies Real Property and tangible personal property (other than Inventory) included in the FormMaker Companies Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

      5.8 Real Property.  The FormMaker Disclosure Schedule describes all real
          -------------
estate used in the operation of the FormMaker Companies Business as well as any other real estate that is in the possession of or leased by the FormMaker Companies and the improvements (including buildings and other structures) located on such real estate (collectively, the "FormMaker Companies Real Property"), and lists any leases under which any such FormMaker Companies Real Property is possessed (the "FormMaker Companies Real Estate Leases"). FormMaker does not have any ownership interest in any real property. The FormMaker Disclosure Schedule also describes any other real estate previously owned, leased or otherwise operated by the FormMaker Companies or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the FormMaker Companies Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The FormMaker Companies Real Property complies with applicable zoning Laws. To the knowledge of FormMaker, the FormMaker Companies or the landlord of any FormMaker Companies Real Property leased by the FormMaker Companies has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the FormMaker Companies Real Property.

      5.9 Certain Personal Property.  The  FormMaker Disclosure Schedule
          -------------------------
describes all items of tangible personal property that were included in the FormMaker Balance Sheet at a carrying value of at least $50,000. Except as specified in the FormMaker Disclosure Schedule, since the Balance Sheet Date, FormMaker has not acquired any items of tangible personal property that have a carrying value in excess of $50,000, or an aggregate carrying value of $300,000. All of such personal property included in the FormMaker Disclosure Schedule is, and any such personal property acquired after the date hereof in accordance with
Section 7.2 will be, usable in the ordinary course of business, and all such personal property included in the FormMaker Disclosure Schedule conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the FormMaker Companies Non-Real Estate Leases or the Immaterial Leases or those items listed in the FormMaker Disclosure Schedule, no Person other than the FormMaker Companies owns any vehicles, equipment or other tangible assets located on the FormMaker Real Property that have been used in the FormMaker Companies Business or that are necessary for the operation of the FormMaker Companies Business.

      5.10 Non-Real Estate Leases.  The FormMaker  Disclosure Schedule lists
           ----------------------
all assets and property (other than FormMaker Real Property) that are possessed by the FormMaker Companies under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for Immaterial Leases. The FormMaker Disclosure Schedule also lists the leases under which such assets and property listed in the FormMaker Disclosure Schedule are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "FormMaker Companies Non-Real Estate Leases."

      5.11     Accounts Receivable.  The Accounts Receivable included in the
               -------------------
FormMaker Companies Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the FormMaker Companies Assets are collectible in the ordinary course of business. FormMaker does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the FormMaker Balance Sheet.

      5.12     Inventory.  The Inventory included in the FormMaker Companies
               ---------
Assets consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items. Such Inventory is recorded in the FormMaker Financial Statements at the lower of cost or market value determined in accordance with GAAP.

      5.13     Liabilities.  The FormMaker Companies do not have any
               -----------
Liabilities, except (a) as specified in the FormMaker Disclosure Schedule, (b) as contemplated by the FormMaker Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date, or (d) Liabilities under any Contracts included in the FormMaker Companies Assets that are specifically disclosed in the FormMaker Disclosure Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the FormMaker Balance Sheet.

      5.14     Taxes.  The FormMaker Companies have duly filed all returns for
               -----
Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that the FormMaker Companies have been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the FormMaker Companies for such payment. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to the FormMaker Companies for any period for which returns have or should have been filed.

      5.15     Subsidiaries.  FormMaker does not own, directly or indirectly,
               ------------
any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity, except for its investment in MicroDynamics and the New Companies.

     5.16     Legal Proceedings and Compliance with Law.
              -----------------------------------------

     (a) Except as set forth in the FormMaker Disclosure Schedule, there is no Litigation that is pending or, to FormMaker's knowledge, threatened against the FormMaker Companies. There has been no Default under any Laws applicable to the FormMaker Companies, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and the FormMaker Companies have not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the FormMaker Companies.

     (b) Without limiting the generality of Section 5.16(a), there has not been any FormMaker Environmental Condition (i) at the premises at which the FormMaker Companies Business has been conducted, (ii) at any property owned, leased or operated at any time by the FormMaker Companies, any Person controlled by the FormMaker Companies or any predecessor of any of them, or (iii) at any property at which wastes have been released, deposited or disposed by or at the behest or direction of any of the foregoing, nor have the FormMaker Companies received written notice of any such FormMaker Companies Environmental Condition. "FormMaker Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, whether created by the FormMaker Companies or any third party, at or relating to any such property or premises that (i) requires investigation, monitoring, abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of the FormMaker Companies under an Environmental Law, or (iii) has created a public or private nuisance.

     (c) FormMaker has delivered to Image Sciences complete copies of any written reports, studies or assessments in the possession or control of the FormMaker Companies that relate to any the FormMaker Companies Environmental Condition and to the FormMaker Business or any FormMaker Assets.

     (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) the FormMaker Companies have obtained and are in full compliance with all Governmental Permits, all of which are listed in the FormMaker Disclosure Schedule along with their respective expiration dates, that are required for the complete operation of the FormMaker Companies Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) the FormMaker Companies have filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To FormMaker's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

     5.17     Contracts.
              ---------

     (a) The FormMaker Disclosure Schedule lists all Contracts of the following types to which the FormMaker Companies are a party or by which it is bound, except for Minor Contracts:

          (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of FormMaker or any Affiliate thereof.

          (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $150,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party;

          (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $250,000 in any individual case;

          (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $150,000 in any individual case;

          (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of FormMaker or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

          (vi)  Any Contracts under which any Encumbrances exist; and

          (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

     (b) The Contracts listed in the FormMaker Disclosure Schedule and the Contracts excluded from the FormMaker Disclosure Schedule based on the term or amount thereof are referred to herein as the "FormMaker Companies Contracts." FormMaker Companies are not in Default under any FormMaker Companies Contracts (including any FormMaker Companies Real Estate Leases and FormMaker Companies Non-Real Estate Leases), which Default could result in a Liability on the part of the FormMaker Companies in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. The FormMaker Companies have not received any communication from, or given any communication to, any other party indicating that the FormMaker Companies or such other party, as the case may be, is in Default under any the FormMaker Companies Contract where such Default could have a Material Adverse Effect. To the knowledge of FormMaker, none of the other parties in any such

FormMaker Companies Contract is in Default thereunder.

     5.18     Insurance.  The FormMaker Disclosure Schedule lists all policies
              ---------
or binders of insurance held by or on behalf of the FormMaker Companies, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the FormMaker Companies, except for any of the foregoing that would not have a Material Adverse Effect.

     5.19     Intellectual Property and Software Products.
              -------------------------------------------

     (a) The FormMaker Companies do not currently use nor have they previously used in the development, production or marketing of their products and services any Copyrights, Patents or Trademarks except for those listed in the FormMaker Disclosure Schedule. The FormMaker Companies own or have the lawful right to use all material Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. All of the Intellectual Property listed in the FormMaker Disclosure Schedule is owned by the FormMaker Companies free and clear of any Encumbrances, or used pursuant to an agreement that is described in the FormMaker Disclosure Schedule. Except in such cases that would not have a Material Adverse Effect, the FormMaker Companies do not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person, and the FormMaker Companies are not in Default, and have not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of the FormMaker Companies and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

     (b) The FormMaker Disclosure Schedule contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by the FormMaker Companies (the "FormMaker Companies Software Products"). Each of the FormMaker Companies Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of defects in programming and operation except such defects as would not materially and adversely affect the use of the respective FormMaker Companies Software Products for their intended purposes.

     (c) Except as specified in the FormMaker Disclosure Schedule, all right, title and interest in and to the FormMaker Companies Software Products is owned by the FormMaker Companies, free and clear of all Encumbrances. No government funding was utilized in the development of any of the FormMaker Companies Software Products. Except for such violations that would not have a Material Adverse Effect, the sale, license, distribution, marketing or use of the FormMaker Companies Software Products by the FormMaker Companies do not violate any rights of any other Person, and the FormMaker Companies have not received any communication alleging such a violation. Except as specified in the FormMaker Disclosure Schedule, the FormMaker Companies do not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the FormMaker Companies Software Products. Other than as set forth in the FormMaker Disclosure Schedule, the FormMaker Companies have not granted to any other Person any license, option or other right in or to any of the FormMaker Companies Software Products, except for End-User Licenses and Distributor Licenses granted by the FormMaker Companies pursuant to license agreements. Correct and complete copies of such Distributor Licenses have been or will be delivered to Image Sciences in Second Stage Due Diligence.

     (d) Except as specified in the FormMaker Disclosure Schedule, the FormMaker Companies do not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the FormMaker Software Products, except for any such obligation set forth in an End-User License, a Distributor License or under a customer-specific services agreement and such other obligations as would not have a Material Adverse Effect.

     (e) All employees and consultants of the FormMaker Companies who are involved in the design, review, evaluation or development of Intellectual Property have executed a Confidentiality Agreement. To FormMaker's knowledge,
(i) none of the Confidential Information has been used, divulged or appropriated
(A) for the benefit of any Person other than the FormMaker Companies or a customer thereof or (B) otherwise to the detriment of the FormMaker Companies,
(ii) except as specified in the FormMaker Disclosure Schedule, none of such employees or consultants of the FormMaker Companies are subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the FormMaker Companies, (iii) no employee or consultant of FormMaker has used any other Persons' trade secrets or other information that is confidential in the course of his or her work for FormMaker, and (iv) no employee or consultant of the FormMaker Companies are, or are currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     (f) The FormMaker Companies have kept secret and has not disclosed the source codes for the FormMaker Companies Software Products to any Person other than to those Persons identified in the FormMaker Disclosure Schedule and to certain employees of the FormMaker Companies.

     5.20     Employee Relations.  The FormMaker Companies are not (a) except
              ------------------
as specified in
the FormMaker Disclosure Schedule, a party to, involved in or, to FormMaker's knowledge, threatened by, any labor dispute or unfair labor practice charge, or
(b) currently negotiating any collective bargaining agreement. The FormMaker Companies have not experienced during the last three years any work stoppage. FormMaker has delivered to Image Sciences a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the FormMaker Companies whose cash compensation was for 1995 or is expected to be for 1996 at least $80,000.

       5.21     ERISA.
                -----

       (a) The FormMaker Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by the FormMaker Companies or under which the FormMaker Companies are obligated. FormMaker has delivered to Image Sciences (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the FormMaker Disclosure Schedule.

       (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject FormMaker to any material penalty or tax imposed under the Code or ERISA .

       (c) Except as is set forth in the FormMaker Disclosure Schedule, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination, there is no occurrence that is reasonably likely to affect adversely such qualification or the tax exempt status of the plan and the related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

       (d) Neither the FormMaker Companies nor any person or entity that, together with the FormMaker Companies, is treated as a Common Controlled Entity, sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessors have ever contributed to a multiemployer plan. The FormMaker Companies do not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

       (e) There are no pending or, to the knowledge of FormMaker, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the FormMaker Companies or any of their officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of FormMaker, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of FormMaker, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

       (f) The FormMaker Companies have timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

       (g) With respect to any such Benefit Plan that is a Welfare Plan and except as specified in the FormMaker Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by the FormMaker Companies as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the FormMaker Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of the FormMaker Companies beyond termination of their employment with the FormMaker Companies by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

       (h) Except as otherwise set forth in the FormMaker Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the FormMaker Companies or a Common

Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

       (i) Except as otherwise set forth in the FormMaker Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the FormMaker Companies or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

       5.22    Corporate Records.  The minute books of each of the FormMaker
               -----------------
Companies contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of the FormMaker Companies are complete, correct and current.

       5.23    Absence of Certain Changes.  Except as contemplated by this
               --------------------------
Agreement, since the Balance Sheet Date, the FormMaker Companies have conducted the FormMaker Companies Business in the ordinary course and there has not been with respect to the FormMaker Companies Business:

               (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

               (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

               (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

               (d) any sale, assignment or transfer of material Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

               (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                (f) any payments to any Affiliate of the FormMaker Companies, except as specified in the FormMaker Disclosure Schedule.

       5.24     Previous Sales; Warranties.  The FormMaker Companies have not
                --------------------------
breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

       5.25     Customers.  The FormMaker Companies have used their reasonable
                ---------
business efforts to maintain and currently maintains, good working relationships with all of their customers. The FormMaker Disclosure Schedule contains with respect to each of the years ended December 31, 1993, 1994, 1995 and the eleven month period ended November 30, 1996 a list of the ten customers (with names omitted) that were the largest dollar volume customers of products or services, or both, sold by the FormMaker Companies for each such year. Except as specified in the FormMaker Disclosure Schedule, none of such customers has given the FormMaker Companies notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the FormMaker Companies.

       5.26     Finder's Fees.  No Person retained by FormMaker is or will be
                -------------
entitled to any commission or finder's or similar fee in connection with the Transactions.

       5.27     Additional Information.  The FormMaker Disclosure Schedule
                ----------------------
accurately lists the following:

                (a)   the names of all officers and directors of FormMaker;

                (b) the names and addresses of every bank or other financial institution in which FormMaker maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of FormMaker;

                (d) the names of any Persons holding powers of attorney from FormMaker and a summary statement of the terms thereof; and

                (e) all names under which FormMaker has conducted any part of its Business or which it has otherwise used at any time during the past five years.

       5.28     Accuracy of Information.  No representation or warranty by
                -----------------------
FormMaker in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of FormMaker to Image Sciences in connection with the Transactions, including the FormMaker Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

       5.29   Hart-Scott-Rodino Act.  Neither (i) FormMaker nor (ii) any
              ---------------------
Person that may be considered an "ultimate parent" of FormMaker for purposes of the HSR Act, has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) total assets exceeding $100 million in value as stated on the last regularly prepared balance sheet.

6.     Joint Covenants.
       ---------------

       6.1    Registration Statement.
              ----------------------

       (a) The Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof (i) a registration statement on Form S-4 under the Securities Act for purposes of registering the Closing Common Shares and the shares of Company Class A Common Stock and Company Class B Common Stock issuable upon exercise of the Company Options and the Company Warrants received by Holders in the Merger (the "Registered Securities") and (ii) a joint proxy statement to be distributed by Image Sciences and FormMaker in connection with the Image Sciences Special Meeting and the FormMaker Special Meeting (the "Joint Proxy Statement"). Such registration statement on Form S-4 and any amendments or supplements thereto are referred to herein as the "Form S-4 Registration Statement" or the "Registration Statement." The Company will use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Image Sciences and FormMaker shall use commercially reasonable efforts to cooperate with the Company to cause the Registration Statement to be declared effective. The Company, FormMaker, Image Sciences, the Texas Sub, the Georgia Sub and Image Sciences (the "Corporate Parties") shall also take such action as may be reasonably required to cause the Registered Securities to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. In connection with the foregoing, Image Sciences and FormMaker will furnish to the Company all information concerning Image Sciences and FormMaker as the Company or its counsel may reasonably request for inclusion in the Registration Statement.

       (b) The Company covenants that the Registration Statement (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement; provided, however, that no representation, covenant or agreement is made by the Company with respect to information supplied by or on behalf of Image Sciences for inclusion in the Registration Statement.

       (c) Each of Image Sciences and FormMaker covenants that the Registration Statement as it relates to them (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement.

       6.2    Financial Statements.  Each of FormMaker and Image Sciences shall
              --------------------
deliver to the other party financial statements prepared in accordance with GAAP consistently applied for the twelve-month period ending December 31, 1996.

       6.3 Due Diligence. Each of FormMaker and Image Sciences shall deliver to the other party all the information listed in Schedule 6.3 not previously provided to such other party (the "Second Stage Due Diligence Materials") on the day following the date of this Agreement and shall deliver an updated Disclosure
Schedule incorporating information from such Second Stage Due Diligence Materials. If either FormMaker or Image Sciences believes in good faith that any information contained in such Second Stage Due Diligence Materials reveals matters which could have a Material Adverse Effect on the combined entity following the Merger, then such party shall have the right to terminate this Agreement as provided in Section 12.1(d).

7.     Covenants of FormMaker and the Company.
       --------------------------------------

       7.1    Fulfillment of Closing Conditions.  At and prior to the Closing,
              ---------------------------------
FormMaker shall use commercially reasonable efforts to fulfill, and to cause the Company to fulfill, the conditions specified in Sections 9 and 10 to the extent that the fulfillment of such conditions is within its control, except that FormMaker shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of the Company or FormMaker or to fulfill any of such conditions. In connection with the foregoing, FormMaker will, and will cause the Company to,
(a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 10, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any FormMaker Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. FormMaker shall give Image Sciences prompt written notice of any event or development that occurs or fails to occur (and that is known to FormMaker) that gives FormMaker reason to believe that the conditions set forth in Sections 9 and 10 will not be satisfied prior to the Termination Date.

       7.2   Conduct of the Business.  Except as disclosed in the FormMaker
             -----------------------
Disclosure Schedule, FormMaker shall not, and shall cause the Company, not to, do any of the following prior to the Closing unless waived by Image Sciences in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock or issue any additional capital stock (except for capital stock issuable upon conversion or exercise of currently outstanding securities, or options, warrants or other rights to purchase capital stock, or securities convertible into capital stock; pay any dividends or redeem any of its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of FormMaker in any such individual case is less than $100,000; incur any additional indebtedness for borrowed money outside the ordinary course of business; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation unless such compromise, settlement or adjustment involves a sum of not more than $100,000 in excess of reserves; make capital expenditures of more than $100,000 in the aggregate; or modify existing benefit plans or enter into new employment agreements. Nothing contained in this Agreement shall give Image Sciences, directly or indirectly, the right to control or direct FormMaker's operations prior to the Effective Time.

       7.3   Access to Information.  FormMaker shall, and shall cause the
             ---------------------
Company to, give Image Sciences and its representatives (including Image Sciences' accountants, counsel and employees, each, an "Image Sciences Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of FormMaker and the Company. FormMaker shall cause its officers and employees, and the officers and employees of the Company, to furnish to Image Sciences all documents, records and information as Image Sciences may reasonably request.

       7.4   No Solicitation.  From and after the date hereof, FormMaker,
             ---------------
without the prior written consent of Image Sciences, will not, and will not authorize or permit any of the FormMaker Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. FormMaker shall notify Image Sciences orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Image Sciences informed of the status and details of any such inquiry, offer or proposal. As used herein,

"Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving, or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of,
(i) FormMaker, in the case of this Section 7.4, and (ii) Image Sciences, in the case of Section 8.4.

       7.5   The FormMaker Special Meeting.  In connection with the FormMaker
             -----------------------------
Special Meeting, FormMaker shall (a) deliver to its shareholders as promptly as practicable the Joint Proxy Statement and all other materials for such meeting,
(b) use all reasonable efforts to obtain the necessary approvals of its shareholders for the Merger and this Agreement and (c) otherwise comply with all legal requirements applicable to such meeting.

       7.6   Rule 145 Affiliates.  Prior to the Closing, FormMaker shall
             -------------------
identify in a letter to the Company all Persons who might, at the time of the FormMaker Special Meeting, be deemed to be "affiliates" of the Company for the purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates"). FormMaker shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

       7.7   Stock Option Plan.  The Company will adopt an employee stock option
             -----------------
plan (the "New Option Plan") substantially identical to the stock option plan that was approved by the Parties on the date hereof covering 400,000 shares of Company Class A Common Stock. The Company will file a Registration Statement on Form S-8 under the Securities Act for purposes of registering shares of Company Class A Common Stock issuable upon exercise of Company Options as promptly as practicable following consummation of the Qualified Rights Offering.

       7.8   Expenses.  FormMaker (or the Company if the Merger becomes
             --------
effective) shall pay all of the legal, accounting and other expenses incurred by FormMaker and the New Companies in connection with the Transactions, including the following: fees and other costs payable with respect to the Registration Statement (including printing); fees and expenses of Price Waterhouse LLP for work related to FormMaker and the New Companies; any fees and expenses of legal counsel to FormMaker and the New Companies; and fees of the Company's transfer agent (if any).

       7.9   Indemnification.  For a period of 5 years from the Effective Date,
             ---------------
the Company shall maintain in effect Image Sciences' and FormMaker's current directors' and officers' liability insurance covering those officers and directors who are currently covered on the date of this Agreement by such policies; provided, however, that the Company may substitute, for such Image
          --------  -------
Sciences or FormMaker policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the officers and directors and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Date. For a period of 5 years, the Company shall not amend any provision of

FormMaker's or Image Sciences' Charter Documents providing for indemnification of officers of directors and shall also assume the indemnification obligations of Image Sciences and FormMaker with respect to such matters. The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each officer and director and his or her heirs and representatives.

       7.10  New Bank Loan.  The Company shall use commercially reasonable
             -------------
efforts to obtain a line of credit from a bank for $10 million (the "New Bank Loan") on terms substantially similar to the existing FormMaker line of credit with NationsBank of Georgia, National Association. If the Company cannot obtain the New Bank Loan on such terms, FormMaker shall use commercially reasonable efforts to amend its line of credit, or obtain appropriate waivers, to permit the Transactions and to allow the Company to draw on the entire line of credit for working capital purposes.

       7.11  Related Parties.  FormMaker shall cause the Company to perform
             ---------------
its obligations hereunder and under any other Transaction Document.

8.     Covenants of Image Sciences.
       ---------------------------

       8.1   Fulfillment of Closing Conditions.  At and prior to the Closing,
             ---------------------------------
Image Sciences shall use commercially reasonable efforts to fulfill the conditions specified in Sections 9 and 11 to the extent that the fulfillment of such conditions is within its control, except that Image Sciences shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of Image Sciences or to fulfill any of such conditions. In connection with the foregoing, Image Sciences will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 11, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Image Sciences Required Consents, and
(e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. Image Sciences shall give FormMaker prompt written notice of any event or development that occurs or fails to occur (and that is known to Image Sciences) that gives Image Sciences reason to believe that the conditions set forth in Sections 9 and 11 will not be satisfied prior to the Termination Date.

       8.2   Conduct of the Business. Except as disclosed in the Image Sciences
             -----------------------
Disclosure Schedule, Image Sciences shall not do any of the following prior to the Closing unless waived by FormMaker in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock or issue any additional capital stock (except for capital stock issuable upon conversion or exercise of currently outstanding securities) or options, warrants or other rights to purchase capital stock or securities convertible into capital stock; pay any dividends or redeem any of its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of Image Sciences in any such individual case is less than $100,000; incur any additional indebtedness for borrowed money outside the normal course of business; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation unless such compromise, settlement or adjustment involves a sum of not more than $100,000 in excess of reserves; or make any capital expenditures of more than $100,000 in the aggregate; or modify existing benefit plans or enter into new employment agreements. Nothing contained in this Agreement shall give FormMaker, directly or indirectly, the right to control or direct Image Sciences' operations prior to the Effective Time.

       8.3   Access to Information.  Image Sciences shall give FormMaker and its
             ---------------------
representatives (including FormMaker's accountants, counsel and employees, each, a "FormMaker Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of Image Sciences. Image Sciences shall cause its officers and employees to furnish to FormMaker all documents, records and information as FormMaker may reasonably request.

       8.4   No Solicitation.  From and after the date hereof, Image Sciences,
             ---------------
without the prior written consent of FormMaker, will not, and will not authorize or permit any of the Image Sciences Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Image Sciences shall notify FormMaker orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep FormMaker informed of the status and details of any such inquiry, offer or proposal, and shall give FormMaker five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

       8.5   Image Sciences Special Meeting.  In connection with the Image
             ------------------------------
Sciences Special Meeting, Image Sciences shall (a) deliver to its shareholders as promptly as practicable the Joint Proxy Statement and all other materials required for such meeting, (b) use all reasonable efforts to obtain the necessary approvals by its shareholders of the Merger and this Agreement and
(c) otherwise comply with all legal requirements applicable to such meeting.

       8.6   Rule 145 Affiliates.  Prior to the Closing, Image Sciences shall
             -------------------
identify in a letter to the Company all Persons who might, at the time of the Image Sciences Special Meeting, be deemed to be Securities Act Affiliates. Image Sciences shall use its commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

      8.7 Expenses.  Image Sciences, or the Company if the Merger becomes
          --------
effective, shall pay all of the legal, accounting and other expenses incurred by Image Sciences in connection with the Transactions, including the following: fees and other costs payable with respect to providing information for inclusion in the Registration Statement; fees and expenses of Price Waterhouse LLP for work related to Image Sciences; and fees and expenses of legal counsel to Image Sciences.

      8.8 Image Sciences Closing Transactions.   Image Sciences shall not
          -----------------------------------
distribute to its stockholders and option holders more than $8,000,000 in connection with the Image Sciences Closing Transactions.

9.    Conditions Precedent to Obligations of All Parties.
      --------------------------------------------------

      All obligations of the Parties to consummate the Transactions are subject to the satisfaction of each of the following conditions:

      9.1 Legality.  No Law or Court Order shall have been enacted, entered,
          --------
promulgated or enforced by any court or governmental authority that is in effect and has the effect of (a) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (b) creating a Material Adverse Effect on Image Sciences or FormMaker.

      9.2 Registration Statement.  The Registration Statement shall have become
          ----------------------
effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn. All state securities or blue sky permits or approvals required to carry out the Transactions shall have been received.

      9.3 Merger.  The Merger shall be effective in the States of Texas and
          ------
Georgia.

      9.4 Approval by Shareholders.
          ------------------------

      (a) The Merger shall have been approved by the Image Sciences Shareholders in accordance with the TBCA and Dissenting Shares shall not represent more than 8% of the total Image Sciences Common Stock outstanding immediately prior to the Effective Time.

      (b) The Merger shall have been approved by the FormMaker Shareholders in accordance with the GBCC and Dissenting Shares shall not represent more than 8% of the total FormMaker Common Stock outstanding immediately prior to the Effective Time.

      9.5 Appointment of Directors and Officers.  The Company, FormMaker and
          -------------------------------------
Image Sciences shall each have (a) caused its Board of Directors to consist of a total of seven members, (b) obtained any necessary resignations of incumbent directors or officers, (c) elected the following persons to the respective Boards of Directors of the Company, FormMaker and Image Sciences: three persons designated by Image Sciences, three persons designated by the SG/TL Stockholders, and one independent person designated mutually by Image Sciences and the SG/TL Stockholders; and (d) appointed the following persons to the following offices: Michael D. Andereck - President and Chief Executive Officer, Arthur R. Spector - Chairman of the Board.

      9.6  Administrative Services Agreements.  The administrative services
           ----------------------------------
agreements between Safeguard and FormMaker and Safeguard and MicroDynamics shall have been terminated.

10.   Conditions Precedent to Obligations of Image Sciences.
      -----------------------------------------------------

      All obligations of Image Sciences to consummate the Transactions are subject to the satisfaction (or waiver by Image Sciences) prior thereto of each of the following conditions:

      10.1 Representations and Warranties.  The representations and
           ------------------------------
warranties of FormMaker contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 7.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section
10.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) results or would reasonably be expected to result in a Material Adverse Effect on the Company.

      10.2 Agreements, Conditions and Covenants.  FormMaker shall have
           ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

      10.3 Certificates.  Image Sciences shall have received a certificate
           ------------
of an executive officer of FormMaker to the effect set forth in Sections 10.1 and 10.2.

      10.4 Financial Performance.  FormMaker shall have delivered to Image
           ---------------------
Sciences an income statement in accordance with Section 6.2 that shows for the period covered thereby before income taxes a loss of not more than $1,251,000 and revenues of not less than $20,000,000.

      10.5 Required Consents.  FormMaker shall have obtained the FormMaker
           -----------------
Required Consents unless the failure to have obtained any such consent would not result or reasonably be expected to result in a Material Adverse Effect on the Company.

      10.6 Ancillary Documents.  FormMaker and the New Companies shall have
           -------------------
tendered executed copies of the respective Transaction Documents to which they are intended to be parties. The Company and the SG/TL Stockholders shall have tendered executed copies of the Stockholders' Agreement.

      10.7 Legal Opinion.  FormMaker shall have tendered a legal opinion of
           -------------
Morgan, Lewis & Bockius LLP, counsel to FormMaker, in the form of that agreed to as of the date hereof.

 11.  Conditions Precedent to Obligations of FormMaker.
      ------------------------------------------------

      All obligations of FormMaker to consummate the Transactions are subject to the satisfaction (or waiver by FormMaker) prior thereto of each of the following conditions:

      11.1 Representations and Warranties.  The representations and
           ------------------------------
warranties of Image Sciences contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 8.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this
Section 11.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) results or would reasonably be expected to result in a Material Adverse Effect on the Company.

      11.2 Agreements, Conditions and Covenants.  Image Sciences shall have
           ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

      11.3 Certificates.  FormMaker shall have received a certificate of an
           ------------
executive officer of Image Sciences to the effect set forth in Sections 11.1 and
11.2 with respect to Image Sciences.

      11.4 Financial Performance.  Image Sciences shall have delivered to
           ---------------------
FormMaker an income statement in accordance with Section 6.2 that shows for the period covered thereby before income taxes income of not less than $3,200,000 and revenues of not less than $11,000,000.

      11.5 Required Consents.  Image Sciences shall have obtained, without
           -----------------
any modification that FormMaker deems unacceptable, the Image Sciences Required Consents unless the failure to have obtained any such consent would not result or reasonably be expected to result in a Material Adverse Change on the Company.

      11.6 Ancillary Documents.  Image Sciences shall have tendered executed
           -------------------
copies of the Transaction Documents to which it is intended to be a party. Xerox shall have tendered an executed copy of the Stockholders' Agreement.

      11.7 Legal Opinion. Image Sciences shall have tendered a legal opinion
           -------------
of Crouch & Hallett, counsel to Image Sciences, in the form of that agreed to as of the date hereof.

 12.  Termination.
      -----------

      12.1 Grounds for Termination.  This Agreement may be terminated at any
           -----------------------
time before the Effective Time, in each case as authorized by the respective Board of Directors of Image Sciences and FormMaker:

           (a) By mutual written consent of each of Image Sciences and FormMaker;

           (b) By either Image Sciences or FormMaker if the Merger shall not have been consummated on or before June 30, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the substantial cause of, or substantially resulted in, the failure of the Effective Time to occur on or before the Termination Date;

           (c) By either Image Sciences or FormMaker if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

           (d) By either Image Sciences or FormMaker upon notice in writing to the other party prior to the tenth business day following delivery to such other party of the Second Stage Due Diligence Materials that such materials have revealed matters which could have a Material Adverse Effect on the combined entity as provided in Section 6.3.

           (e) By Image Sciences if FormMaker or any New Company shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by FormMaker shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations result or would reasonably be expected to result in a Material Adverse Effect on the Company;

           (f) By FormMaker if Image Sciences shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations result or would reasonably be expected to result in a Material Adverse Effect on the Company.

      12.2 Effect of Termination.
           ---------------------

           (a) If this Agreement is terminated under Section 12.1 hereof, and subject to the provisions of Section 12.1, this Agreement shall become void and there shall be no Liability on the part of any of the Parties, except as set forth in this Section 12.2.

           (b) If this Agreement is terminated by Image Sciences under Section 12.1(e) as a result of any breach by FormMaker or any New Company, FormMaker shall pay to Image Sciences an amount equal to all of the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000, except in the case of a termination due to a wilful breach by FormMaker, FormMaker shall pay to Image Sciences $500,000.

           (c) If this Agreement is terminated by FormMaker under Section 12.1(f) as a result of any breach by Image Sciences, Image Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000, except in the case of a termination due to a wilful breach by Image Sciences, Image Sciences shall pay to FormMaker $500,000.

           (d) If this Agreement is terminated by Image Sciences or FormMaker under Section 12.1(b) as a result of the failure of Image Sciences to obtain all required approvals for the Merger by its shareholders, Image Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000.

           (e) If this Agreement is terminated by Image Sciences or FormMaker under Section 12.1(b) as a result of the failure of FormMaker to obtain all required approvals for the Merger by its shareholders, FormMaker shall pay to Image Sciences an amount equal to all of the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000.

           (f) The agreements contained in Sections 12.2(b), (c), (d) and (e) are an integral part of the Transactions and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any amounts due under such Sections 12.2(b), (c), (d) and (e), the defaulting Party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the Prime Rate from the date such fee was required to be paid.

13.   Survival of Representations, Warranties and Covenants.
      -----------------------------------------------------

      Except for any agreements to be performed at least in part after the Effective Time, the representations, warranties, covenants and other agreements contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time.

14.   Public Announcements.
      --------------------

      The Parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

15.   Contents of Agreement.
      ---------------------

      This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

16.   Amendment, Parties in Interest, Assignment, Etc.
      -----------------------------------------------

      This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

17.   Interpretation.
      --------------

      Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

18.   Notices.
      -------

      All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

          If to Image Sciences:

               Image Sciences, Inc.
               5910 North Central Expressway
               Suite 800
               Dallas, Texas  75206
               FAX:  (214) 891-6678
               Attention: Michael D. Andereck, President

               with a required copy to:

               Crouch & Hallett
               717 No. Harwood, Suite 1400
               Dallas, TX   75201
               FAX:  214-922-4129
               Attention:  Bruce Hallett, Esquire

          If to FormMaker:

               2300 Windy Ridge Parkway
               Suite 400 North
               Atlanta, GA  30339
               FAX:  770-859-0216
               Attention:  Arthur Spector, Chairman
               with a required copy to:

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA  19103-6993
               FAX:  215-963-5299
               Attention:  Thomas J. Sharbaugh, Esquire

19.   Governing Law; Venue.  This Agreement shall be construed and interpreted
      --------------------
in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction in the State of Delaware and the United States District Court for the District of Delaware and any other court of the State of Delaware and the United States with jurisdiction to hear appeals from any such courts.

20.   Counterparts.
      ------------

      This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                         DOCUCORP, INC.


                         By:
                            -------------------------------
                         Title:


                         ISI MERGER CORP.


                         By:
                            -------------------------------
                         Title:


                         FORMMAKER ACQUISITION CORP.


                         By:
                            -------------------------------
                         Title:


                         IMAGE SCIENCES, INC.


                         By:
                            -------------------------------
                         Title:


                         FORMMAKER SOFTWARE, INC.


                         By:
                            -------------------------------
                         Title: